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                   CONSENT OF ERNST & YOUNG LLP. INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-01574) and on Form S-4 (No. 333-1928) of U.S. Office Products Company of our report dated February 2, 1996, relating to the Financial Statements of School Specialty, Inc. which appear in this Current Report on Form 8-K of U.S. Office Products Company.

Milwaukee, Wisconsin                                 ERNST & YOUNG LLP
September 24, 1996